Exhibit 99.2
EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	As of March 31, 2018	As of December 31, 2017

ASSETS
Current Assets:
Cash and Cash Equivalents	$303,810	$38,165
Receivables, Net	1,086,282	925,083
Unbilled Revenues	164,082	201,361
Fuel, Materials, Supplies and Inventory	264,171	223,063
Regulatory Assets	683,211	741,868
Prepayments and Other Current Assets	210,534	138,009
Assets Held for Sale	59,346	219,550
Total Current Assets	2,771,436	2,487,099

Property, Plant and Equipment, Net	23,958,688	23,617,463

Deferred Debits and Other Assets:
Regulatory Assets	4,655,521	4,497,447
Goodwill	4,427,266	4,427,266
Marketable Securities	580,446	585,419
Other Long-Term Assets	646,626	605,692
Total Deferred Debits and Other Assets	10,309,859	10,115,824

Total Assets	$37,039,983	$36,220,386

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$1,049,305	$1,088,087
Long-Term Debt – Current Portion	1,097,288	549,631
Accounts Payable	984,343	1,085,034
Regulatory Liabilities	205,970	128,071
Other Current Liabilities	759,112	738,222
Total Current Liabilities	4,096,018	3,589,045

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,389,606	3,297,518
Regulatory Liabilities	3,703,735	3,637,273
Derivative Liabilities	415,402	377,257
Accrued Pension, SERP and PBOP	1,026,181	1,228,091
Other Long-Term Liabilities	1,053,765	1,073,501
Total Deferred Credits and Other Liabilities	9,588,689	9,613,640

Capitalization:
Long-Term Debt	12,015,992	11,775,889

Noncontrolling Interest – Preferred Stock of Subsidiaries	155,570	155,570

Equity:
Common Shareholders' Equity:
Common Shares	1,669,392	1,669,392
Capital Surplus, Paid In	6,224,620	6,239,940
Retained Earnings	3,670,603	3,561,084
Accumulated Other Comprehensive Loss	(63,130)	(66,403)
Treasury Stock	(317,771)	(317,771)
Common Shareholders' Equity	11,183,714	11,086,242
Total Capitalization	23,355,276	23,017,701

Total Liabilities and Capitalization	$37,039,983	$36,220,386

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars, Except Share Information)	2018	2017

Operating Revenues	$2,287,962	$2,105,135

Operating Expenses:
Purchased Power, Fuel and Transmission	946,747	753,649
Operations and Maintenance	332,549	338,307
Depreciation	204,266	186,805
Amortization	45,194	24,017
Energy Efficiency Programs	134,241	146,158
Taxes Other Than Income Taxes	182,433	155,222
Total Operating Expenses	1,845,430	1,604,158
Operating Income	442,532	500,977
Interest Expense	121,129	103,429
Other Income, Net	33,789	21,619
Income Before Income Tax Expense	355,192	419,167
Income Tax Expense	83,766	157,829
Net Income	271,426	261,338
Net Income Attributable to Noncontrolling Interests	1,880	1,880
Net Income Attributable to Common Shareholders	$269,546	$259,458

Basic and Diluted Earnings Per Common Share	$0.85	$0.82

Dividends Declared Per Common Share	$0.51	$0.48

Weighted Average Common Shares Outstanding:
Basic	317,397,052	317,463,151
Diluted	317,992,999	318,124,536

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars)	2018	2017

Operating Activities:
Net Income	$271,426	$261,338
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	204,266	186,805
Deferred Income Taxes	88,481	141,398
Pension, SERP and PBOP (Income)/Expense, Net	(1,965)	5,828
Pension and PBOP Contributions	(171,244)	(45,700)
Regulatory Overrecoveries, Net	70,457	56,734
Amortization	45,194	24,017
Other	(54,969)	(36,176)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(156,888)	(50,251)
Fuel, Materials, Supplies and Inventory	(26,956)	(33,058)
Taxes Receivable/Accrued, Net	(5,061)	32,313
Accounts Payable	(61,571)	(57,701)
Other Current Assets and Liabilities, Net	(23,456)	(40,198)
Net Cash Flows Provided by Operating Activities	177,714	445,349

Investing Activities:
Investments in Property, Plant and Equipment	(607,334)	(523,560)
Proceeds from Sales of Marketable Securities	145,438	154,772
Purchases of Marketable Securities	(143,264)	(149,688)
Proceeds from the Sale of PSNH Generation Assets	130,641	—
Other Investing Activities	(5,200)	(16,105)
Net Cash Flows Used in Investing Activities	(479,719)	(534,581)

Financing Activities:
Cash Dividends on Common Shares	(160,027)	(150,521)
Cash Dividends on Preferred Stock	(1,880)	(1,880)
Decrease in Notes Payable	(240,005)	(173,000)
Issuance of Long-Term Debt	1,150,000	600,000
Retirements of Long-Term Debt	(150,218)	(150,000)
Other Financing Activities	(19,140)	(15,832)
Net Cash Flows Provided by Financing Activities	578,730	108,767
Net Increase in Cash, Cash Equivalents and Restricted Cash	276,725	19,535
Cash, Cash Equivalents and Restricted Cash - Beginning of Period	85,890	106,750
Cash, Cash Equivalents and Restricted Cash - End of Period	$362,615	$126,285

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.